Filed pursuant to Rule 433(d)
                                           Registration Statement No. 333-127352

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

                        SOUNDVIEW HOME LOAN TRUST 2006-1


                           $755,457,000 (APPROXIMATE)



                        FINANCIAL ASSET SECURITIES CORP.
                                    Depositor

                            LITTON LOAN SERVICING LP.
                                    Servicer









                         GREENWICH CAPITAL MARKETS, INC.
                                Lead-Underwriter


                       COUNTRYWIDE SECURITIES CORPORATION,
                         SANDLER O'NEILL & PARTNERS LLP
                                 Co-Underwriters




                           [RBS GREEWICH CAPITAL LOGO]

RBS GREENWICH CAPITAL CONTACTS:

MORTGAGE FINANCE                 PHONE                      E-MAIL ADDRESS
----------------                 -----                      --------------
Ara Balabanian                   (203) 618-2435             ara.balabanian@gcm.com
Michael McKeever                 (203) 618-2237             michael.mckeever@gcm.com
Andrew Jewett                    (203) 618-2473             andrew.jewett@gcm.com

TRADING                          PHONE                      E-MAIL ADDRESS
-------                          -----                      --------------
Ron Weibye                       (203) 625-6160             weibyer@gcm.com
Peter McMullin                   (203) 625-6160             peter.mcmullin@gcm.com

RATING AGENCY CONTACTS:

STANDARD & POOR'S                PHONE                      E-MAIL ADDRESS
-----------------                -----                      --------------
Todd Niemy                       (212) 438-2429             todd_niemy@sandp.com
Jerry Xie                        (212) 438-3019             jerry_xie@sandp.com
John Sang                        (212) 438- 6058            john_sang@sandp.com

MOODY'S INVESTORS SERVICE        PHONE                      E-MAIL ADDRESS
-------------------------        -----                      --------------
Daniel Gringauz                  (201) 553-4108             daniel.gringauz@moodys.com

FITCH                            PHONE                      E-MAIL ADDRESS
-----                            -----                      --------------
Vanessa Purwin                   (212) 908-0269             vanessa.purwin@fithcratings.com

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at WWW.SEC.GOV. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 422- 2006.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

PRELIMINARY TERM SHEET                                                                               DATE PREPARED: FEBRUARY 3, 2006

                                                      $61,670,000 (APPROXIMATE)

                                                  SoundView Home Loan Trust 2006-1

------------ --------------- ---------------- ---------------- --------------------- ----------------- -----------------------------
                                                                                       ASSUMED FINAL
                PRINCIPAL      WAL (YEARS)    PAYMENT WINDOW     EXPECTED RATING       DISTRIBUTION            CERTIFICATE
CLASS(1,2,3)   AMOUNT ($)       CALL/MAT      (MTHS) CALL/MAT   S&P/MOODY'S/FITCH          DATE                    TYPE
------------ --------------- ---------------- ---------------- --------------------- ----------------- -----------------------------
                                                                                                         Floating Rate Sequential
    A-1       $237,630,000                                         AAA/Aaa/AAA        February 2036               Senior
                                                                                                         Floating Rate Sequential
    A-2       $124,720,000                                         AAA/Aaa/AAA        February 2036               Senior
                                                                                                         Floating Rate Sequential
    A-3       $166,490,000                                         AAA/Aaa/AAA        February 2036               Senior
                                   Not Marketed Hereby                                                   Floating Rate Sequential
    A-4       $45,076,000                                          AAA/Aaa/AAA        February 2036               Senior
                                                                                                           Floating Rate Senior
    A-5       $35,460,000                                           AAA/NR/AAA        February 2036             Mezzanine
    M-1       $23,512,000                                          AA+/Aa2/AA+        February 2036     Floating Rate Subordinate
    M-2       $14,647,000                                          AA+/Aa3/AA+        February 2036     Floating Rate Subordinate
    M-3       $17,730,000                                            AA/A1/AA         February 2036     Floating Rate Subordinate
    M-4       $15,032,000                                           AA-/A2/AA-        February 2036     Floating Rate Subordinate
    M-5       $13,490,000                                            A+/A3/A          February 2036     Floating Rate Subordinate
    M-6       $11,949,000      4.52 / 4.89    38-78 / 38-120        A/Baa1/A-         February 2036     Floating Rate Subordinate
    M-7       $10,792,000      4.52 / 4.86    38-78 / 38-115       A-/Baa2/BBB+       February 2036     Floating Rate Subordinate
    M-8       $11,563,000      4.51 / 4.81    37-78 / 37-110       BBB+/NR/BBB+       February 2036     Floating Rate Subordinate
    M-9       $11,563,000      4.50 / 4.74    37-78 / 37-102        BBB/NR/BBB        February 2036     Floating Rate Subordinate
   M-10        $5,782,000      4.50 / 4.66     37-78 / 37-93       BBB-/NR/BBB-       February 2036     Floating Rate Subordinate
     B        $10,021,000      4.48 / 4.52     37-78 / 37-86        BB+/NR/BB         February 2036     Floating Rate Subordinate
------------ --------------- ---------------- ---------------- --------------------- ----------------- -----------------------------
  TOTAL:      $755,457,000
------------ --------------- ---------------- ---------------- --------------------- ----------------- -----------------------------

(1) THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8, CLASS M-9, CLASS M-10 AND CLASS B CERTIFICATES ARE BACKED BY THE CASH FLOWS FROM THE MORTGAGE LOANS(AS DESCRIBED HEREIN). THE PRINCIPAL BALANCE OF EACH CLASS OF CERTIFICATES (AS DEFINED HEREIN) IS SUBJECT TO A 10% VARIANCE.
(2) THE OFFERED CERTIFICATES ARE PRICED TO CALL. THE MARGIN ON THE SENIOR CERTIFICATES DOUBLES AND THE MARGIN ON THE CLASS A-5, CLASS M-1, CLASS M-2, CLASS M-3, CLASS M-4, CLASS M-5, CLASS M-6, CLASS M-7, CLASS M-8, CLASS M-9, CLASS M-10 AND CLASS B CERTIFICATES WILL INCREASE BY 1.5X ON THE FIRST DISTRIBUTION DATE AFTER THE CLEAN-UP CALL DATE.
(3)  SEE "PRICING PREPAYMENT SPEED" HEREIN.
(4) THE CLASS M-6,CLASS M-7, CLASS M-8, CLASS M-9, CLASS M-10 AND CLASS B CERTIFICATES WILL BE OFFERED PRIVATELY PURSUANT TO RULE 144A OF THE SECURITIES ACT OF 1933 TO "QUALIFIED INSTITUTIONAL BUYERS".

DEPOSITOR:                     Financial Asset Securities Corp.

SERVICER:                      Litton Loan Servicing LP.

ORIGINATORS:                   Aames Capital Corporation and BNC Mortgage Inc.
                               (formerly Finance America LLC).

LEAD-UNDERWRITER:              Greenwich Capital Markets, Inc. ("RBS GREENWICH
                               CAPITAL").

CO-UNDERWRITERS:               Countrywide Securities Corporation
                               ("COUNTRYWIDE") and Sandler O'Neill & Partners
                               LLP ("SANDLER O'NEILL").

TRUSTEE:                       Deutsche Bank National Trust Company.

CUSTODIAN                      Deutsche Bank National Trust Company.

CERTIFICATES:                  The Class A-1, Class A-2, Class A-3 and Class A-4
                               Certificates (the "SENIOR CERTIFICATES") the
                               Class A-5, Class M-1, Class M-2, Class M-3, Class
                               M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                               Class M-9, Class M-10 and Class B Certificates
                               (the "SUBORDINATE CERTIFICATES). The Subordinate
                               Certificates together with the Senior
                               Certificates are referred to herein as the "CERTIFICATES". The Senior Certificates, together with the Class A-5, Class M-1, Class M-2, Class
                               M-3, Class M-4 and Class M-5 Certificates are referred to herein as the "OFFERED CERTIFICATES".
                               The Class M-6, Class M-7, Class M-8 Class M-9,
                               Class M-10 and Class B Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to "Qualified
                               Institutional Buyers".

                               The Trust will also issue the Class C, Class P, Class R and Class R-X Certificates, none of which will be publicly offered.

FEDERAL TAX STATUS:            The Offered Certificates will represent ownership
                               of REMIC regular interests for tax purposes.

REGISTRATION:                  The Offered Certificates will be available in
                               book-entry form through DTC, and only upon request, through Clearstream, Luxembourg and the Euroclear System.

CUT-OFF DATE:                  The close of business on January 1, 2006.

EXPECTED PRICING DATE:         On or about February 9, 2006.

EXPECTED CLOSING DATE:         On or about February 16, 2006.

DISTRIBUTION DATE:             The 25th day of each month (or if not a business
                               day, the next succeeding business day) commencing in February 2006.

ACCRUED INTEREST:              The price to be paid by investors for the
                               Certificates will not include accrued interest
                               (settling flat).

INTEREST ACCRUAL PERIOD: The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA ELIGIBILITY: The Offered Certificates are expected to be ERISA eligible, provided that certain conditions are satisfied (as described in the prospectus supplement).

SMMEA ELIGIBILITY: The Offered Certificates WILL NOT constitute "mortgage related securities" for purposes of SMMEA.

OPTIONAL TERMINATION: The terms of the transaction allow for a clean-up call (the "CLEAN-UP CALL") which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

DENOMINATION:                  $25,000 minimum and multiples of $1 in excess
                               thereafter provided that the Certificates must be purchased in minimum total investments of $100,000.

PRICING PREPAYMENT SPEED:      The Certificates will be priced based on the
                               following collateral prepayment assumption:

                               ARM Loans: 100% PPC (100% PPC: 4.0% - 35.0% CPR
                               over 24 months) FRM Loans: 100% PPC (100% PPC:
                               4.6% - 23.0% over 12 months)

MORTGAGE LOANS: As of the Cut-off Date, the aggregate principal balance of the mortgage loans described herein was approximately $770,875,753 consisting primarily of fixed and hybrid adjustable rate, fully amortizing and balloon, first and second lien, conforming and non-conforming mortgage loans (the "MORTGAGE LOANS"). See attached collateral descriptions for more information.

                               On or prior to the Closing Date, certain Mortgage Loans may be removed from the trust and certain other similar mortgage loans may be added to the trust.

ADJUSTED NET MORTGAGE
RATE: The "ADJUSTED NET MORTGAGE RATE" for any Mortgage Loan will be equal to the mortgage rate for such Mortgage Loan less the sum of (i) the servicing fee rate, (ii) the custodial fee rate and (iii) the trustee fee rate.

ADJUSTED NET MAXIMUM
MORTGAGE RATE: The "ADJUSTED NET MAXIMUM MORTGAGE RATE" for any Mortgage Loan will be equal to the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the sum of
                               (i) the servicing fee rate, (ii) the custodial fee rate and (iii) the trustee fee rate.

PASS-THROUGH                   RATE: The "PASS-THROUGH RATE" on each Class of
                               Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC
                               Rate.

FORMULA RATE: The "FORMULA RATE" on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) the Maximum Cap.

MAXIMUM CAP:                   The "MAXIMUM CAP" for any Distribution Date will
                               be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Adjusted Net Maximum
                               Mortgage Rates for the Mortgage Loans plus an amount, expressed as a per annum rate, equal to the product of (x) a fraction the numerator of which is equal to any Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans and (y) 12.

NET WAC RATE:                  The "NET WAC RATE" is a per annum rate (subject
                               to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (x)
                               12 and (y) the amount of interest which accrued on the Mortgage Loans in the prior calendar month
                               (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates minus the amount of any Net Swap Payment or Swap
                               Termination Payment (only if such Swap
                               Termination Payment was not due to an event of default or certain termination events with respect to the Swap Provider) made to the Swap
                               Provider and (2) the denominator of which is equal to the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution
                               Date occurs, after giving effect to principal prepayments received during the related
                               Prepayment Period.

NET WAC RATE
CARRYOVER AMOUNT:              If on any Distribution Date the Pass-Through Rate
                               for any Class of Certificates is limited by the Net WAC Rate, the "NET WAC RATE CARRYOVER AMOUNT" for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related
                               Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net
                               WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC
                               Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

SWAP
AGREEMENT:                     On the Closing Date, the Trustee will enter into
                               the "SWAP AGREEMENT" with notional amount as shown in the Swap Schedule herein. Under the Swap
                               Agreement, the Trust will be obligated to pay an amount equal to [4.675]% per annum on the notional amount as set forth in the Swap
                               Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap
                               Agreement from the Swap Provider (on an
                               actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party
                               (the "Net Swap Payment") on each Distribution
                               Date. Generally, the Net Swap Payment will be deposited into a swap account (the "Swap
                               Account") pursuant to the Pooling Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling Agreement. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination
                               Payment ") to the other party (regardless of which party caused the termination). The Swap
                               Termination Payment will be computed in
                               accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent
                               Distribution Date until paid in full. If a swap termination is paid, and if it is not used to get a successor swap providor, the net swap payment that would normally be paid to the trust will be distributed to a reserve account available for the same shortfalls the swap would cover through the waterfall above, until the expiration of the original swap term or a successor swap provider is assigned. IN THE EVENT THAT THE TRUST IS
                               REQUIRED TO MAKE A SWAP TERMINATION PAYMENT, ONLY
                               IF SUCH SWAP TERMINATION PAYMENT WAS NOT DUE TO
                               AN EVENT OF DEFAULT OR CERTAIN TERMINATION EVENTS
                               WITH RESPECT TO THE SWAP PROVIDER, PAYMENTS
                               GENERALLY WILL BE PAID PRIOR TO DISTRIBUTIONS TO
                               CERTIFICATEHOLDERS. THE SWAP AGREEMENT WILL
                               TERMINATE AFTER THE DISTRIBUTION DATE IN APRIL
                               2010.

CAP
AGREEMENT:                     On the Closing Date, the Trust will enter into
                               the "CAP AGREEMENT" to make payments in respect of any Net WAC Rate Carryover Amounts on the
                               Certificates to the extent necessary on the Distribution Dates occurring from March 2006 to
                               January 2007. On each such Distribution Date, the counterparty to the Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One
                               Month LIBOR, subject to a maximum of 10.50% over
                               (ii) the strike price for such Distribution Date specified on the Cap Agreement Schedule herein, accrued during the related Interest Accrual
                               Period for the Certificates and (b) the notional balance for such Distribution Date specified on the Cap Agreement Schedule herein and (c) the actual number of days in the related Interest
                               Accrual Period divided by 360.


CREDIT ENHANCEMENT:            Consists of the following:
                                    1) Excess Cashflow;
                                    2) Swap Agreement;
                                    3) Overcollateralization Amount; and
                                    4) Subordination.

CREDIT SUPPORT:                --------------- ---------------------------- ------------------ -------------------
                                                                                                 TARGET CREDIT
                                                                                                  ENHANCEMENT
                                                         RATING              INITIAL CREDIT       ON OR AFTER
                                   CLASS                 (S/M/F)               ENHANCEMENT       STEPDOWN DATE
                               --------------- ---------------------------- ------------------ -------------------
                                  Senior              AAA/Aaa/AAA               25.55%              51.10%
                                   A-5                AAA/NR/AAA                20.95%              41.90%
                                   M-1                AA+/Aa2/AA+               17.90%              35.80%
                                   M-2                AA+/Aa3/AA+               16.00%              32.00%
                                   M-3                 AA/A1/AA                 13.70%              27.40%
                                   M-4                AA-/A2/AA-                11.75%              23.50%
                                   M-5                  A+/A3/A                 10.00%              20.00%
                                   M-6                 A/Baa1/A-                 8.45%              16.90%
                                   M-7               A-/Baa2/BBB+                7.05%              14.10%
                                   M-8               BBB+/NR/BBB+                5.55%              11.10%
                                   M-9                BBB/NR/BBB                 4.05%              8.10%
                                   M-10              BBB-/NR/BBB-                3.30%              6.60%
                                    B                  BB+/NR/BB                 2.00%              4.00%
                               --------------- ---------------------------- ------------------ -------------------

EXCESS CASHFLOW:               The "Excess Cashflow" for any Distribution Date
                               will be equal to the available funds remaining after priorities 1) and 2) under "Priority of Distributions."

SUBORDINATION:                 If the Excess Cashflow and overcollateralization
                               are insufficient to cover Realized Losses, the certificate principal balances of the Subordinate
                               Certificates will be reduced by such Realized
                               Losses in reverse order of seniority.


OVERCOLLATERALIZATION
AMOUNT: The "OVERCOLLATERALIZATION AMOUNT" is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and Class P Certificates. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Required Overcollateralization Target, Excess Cashflow, if any, will be directed to build the Overcollateralization Amount until the Required Overcollateralization Target is reached.

REQUIRED
OVERCOLLATERALIZATION
TARGET: On any Distribution Date, the "REQUIRED OVERCOLLATERALIZATION TARGET" is equal to:

                               (i) prior to the Stepdown Date, 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and

                               (ii)  on or after the Stepdown Date, if no
                                     Trigger Event has occurred and is
                                     continuing, the greater of:

                                     (a)  4.00% of the current principal balance
                                          of the Mortgage Loans;

                                     (b)  0.50% of the aggregate principal
                                          balance of the Mortgage Loans as of
                                          the Cut-off Date and (the "OC Floor"),
                                          and

                               (iii) during the occurrence and continuation of a
                                     Trigger Event, the Required
                                     Overcollateralization Target as of the
                                     previous Distribution Date.

STEPDOWN DATE:                 The earlier to occur of

                               (i)   the Distribution Date on which the
                                     principal balance of the Senior
                                     Certificates and the Class A-5 Certificate has been reduced to zero and

                               (ii)  the later to occur of

                                     (x)  the Distribution Date occurring in
                                          February 2009 and

                                     (y)  the first Distribution Date on which
                                          the Senior Credit Enhancement
                                          Percentage is greater than or equal to
                                          51.10%.

CREDIT ENHANCEMENT
PERCENTAGE:                    The "SENIOR CREDIT ENHANCEMENT PERCENTAGE" for a
                               Distribution Date is equal to (i) the sum of (a) the aggregate principal balance of the Subordinate Certificates and (b) the
                               Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage
                               Loans.

                               The "SENIOR MEZZANINE CREDIT ENHANCEMENT
                               PERCENTAGE" for a Distribution Date is equal to
                               (i) the sum of (a) the aggregate principal balance of the Subordinate Certificates (except the Class A-5 Certificates) and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

DELINQUENCY                    TRIGGER EVENT: A "DELINQUENCY TRIGGER EVENT" is
                               in effect on any Distribution Date on or after the Stepdown Date if the 60+ delinquency percentage exceeds 38.15% of the current Senior
                               Mezzanine Credit Enhancement Percentage while the
                               Senior Certificates are outstanding.


LOSS TRIGGER EVENT: A "LOSS TRIGGER EVENT" is in effect any Distribution Date, if the cumulative defaulted Mortgage Loans as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

                               --------------------------------------- --------------------------------------------
                                         DISTRIBUTION DATE                             PERCENTAGE
                               --------------------------------------- --------------------------------------------
                                    February 2008 - January 2009            2.05% for the first month plus an
                                                                           additional 1/12th of 2.50% for each
                                                                                    month thereafter
                               --------------------------------------- --------------------------------------------
                                      February 2009 - January               4.55% for the first month plus an
                                                2010                    additional 1/12th of 1.95% for each month
                                                                                       thereafter
                               --------------------------------------- --------------------------------------------
                                      February 2010 - January               6.50% for the first month plus an
                                                2011                    additional 1/12th of 1.25% for each month
                                                                                       thereafter
                               --------------------------------------- --------------------------------------------
                                      February 2011 - January               7.75% for the first month plus an
                                                2012                    additional 1/12th of 0.50% for each month
                                                                                       thereafter
                               --------------------------------------- --------------------------------------------
                                    February 2012 and thereafter                          8.25%
                               --------------------------------------- --------------------------------------------

TRIGGER EVENT: A "TRIGGER EVENT" is in effect with respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

REALIZED LOSSES:               If a Mortgage Loan becomes a liquidated loan, the
                               net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage
                               Loan. The amount of such insufficiency is a "REALIZED LOSS." Realized Losses on the Mortgage
                               Loans will, in effect, be absorbed first by Excess Cashflow, second, to Net Swap Payments received under the Swap Agreement and third, by the reduction of the Overcollateralization
                               Amount. Following the reduction of any
                               Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class B
                               Certificates, second to the Class M-10
                               Certificates, third to the M-9 Certificates, fourth to the Class M-8 Certificates, fifth to the Class M-7 Certificates, sixth to the Class
                               M-6 Certificates, seventh to the Class M-5
                               Certificates, eighth to the Class M-4
                               Certificates, ninth to the Class M-3
                               Certificates, tenth to the Class M-2
                               Certificates, eleventh, to the Class M-1 and twelfth to the Class A-5 Certificates. Realized
                               Losses will not be allocated to any of the Senior
                               Certificates. PRIORITY OF DISTRIBUTIONS:
                               Available funds from the Mortgage Loans will be distributed as follows:

                               1)    Interest funds, net of servicing,
                                     custodial, trustee fees and loss mitigation fees, as follows: first, to pay monthly interest plus any previously unpaid interest to the Senior Certificates, second, to pay monthly interest to the Class A-5 Certificates, third, monthly interest to the Class M-1 Certificates, fourth, monthly interest to the Class M-2 Certificates, fifth, monthly interest to the Class M-3 Certificates, sixth, monthly interest to the Class M-4 Certificates, seventh, monthly interest to the Class M-5 certificates, eighth, monthly interest to the Class M-6 Certificates, ninth, monthly interest to the Class M-7 Certificates, tenth, monthly interest to the Class M-8 Certificates, eleventh, monthly interest to the Class M-9 Certificates, twelfth, monthly interest to the Class M-10 Certificates and thirteenth, monthly interest to the Class B Certificates.

                               2)    Principal funds, as follows: monthly
                                     principal to the Senior Certificates, as described under "Principal Paydown", then monthly principal is paid sequentially to the Class A-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown," then monthly principal to the Class M-2 Certificates as described under "Principal Paydown," then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown" and then monthly principal to the Class B Certificates as described under "Principal Paydown.

                               3) Excess Cashflow as follows: as principal to the Certificates to build the
                                     Overcollateralization Amount as described under "Principal Paydown" in the order of priority described below, then any previously unpaid interest to the Class A-5 Certificates, then any unpaid applied Realized Loss amount to the Class A-5 Certificates, then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates and then any unpaid applied Realized Loss amount to the Class M-10 Certificates, then any previously unpaid interest to the Class B Certificates and then any unpaid applied Realized Loss amount to the Class B Certificates. 4) From the proceeds of the Cap Agreement, to pay any Net WAC Rate Carryover Amount pro rata based on the aggregate principal balance of the Certificates. 5) To the extent available, any remaining Excess Cashflow to pay any remaining Net WAC Rate Carryover Amount, first pro rata to the Senior Certificates, then to the Class A-5 Certificates, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates and then to the Class B Certificates. 6) Any remaining Excess Cashflow to the holders of certain non-offered classes of certificates as described in the pooling agreement (including any Swap Termination payment owed to the Swap Provider due to a Swap trigger event pursuant to the Swap Agreement.)

PRINCIPAL PAYDOWN:             Principal allocated to the Senior Certificates
                               will be distributed sequentially to the Class
                               A-1, Class A-2, Class A-3 and Class A-4
                               Certificates, in that order, until the aggregate principal balance thereof has been reduced to zero. However, if all the Subordinate
                               Certificates are written down to zero, the related share of the principal allocable to the Senior Certificates will be distributed PRO-RATA, based on the current certificate principal balance until their certificate principal balances are paid to zero.

                               1) Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: 1) Class A-5 Certificates, 2) Class M-1 Certificates, 3) Class M-2 Certificates, 4) Class M-3 Certificates, 5) Class M-4 Certificates, 6) Class M-5 Certificates, 7) Class M-6 Certificates, 8) Class M-7 Certificates, 9) Class M-8 Certificates, 10) Class M-9 Certificates, 11) Class M-10 Certificates and 12) Class B Certificates.

                               2)    On or after the Stepdown Date and if a
                                     Trigger Event is not in effect, the
                                     Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates such that the Senior Certificates will have at least 51.10% credit enhancement, second to the Class A-5 Certificates such that the Class A-5 Certificates will have at least 41.90% credit enhancement, third to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 35.80% credit enhancement, fourth to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 32.00% credit enhancement, fifth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 27.40% credit enhancement, sixth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 23.50% credit enhancement, seventh to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 20.00% credit enhancement, eighth, to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 16.90% credit enhancement, ninth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 14.10% credit enhancement, tenth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 11.10% credit enhancement, eleventh to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 8.10% credit enhancement, twelfth to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.60% credit enhancement, and thirteenth to the Class B Certificates such that the Class B Certificates will have at least 4.00% credit enhancement (subject, in each case, to any overcollateralization floors).

SWAP ACCOUNT:                  Funds deposited into the Swap Account on a
                               Distribution Date will include: (i) the net swap payments owed to the Swap Provider for such Distribution Date, (ii) any net swap payments received from the Swap Provider for such Distribution Date,


                               On each Distribution Date, following the distribution of Excess Cashflow, payments shall be distributed from the Swap Account as follows:

                               (i) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

                               (ii) to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider trigger event pursuant to the Swap Agreement;

                               (iii) to the Senior Certificates, any unpaid
                                     interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

                               (iv)  to the Subordinate Certificates,
                                     sequentially, any unpaid interest,
                                     including any accrued unpaid interest from prior Distribution Dates;

                               (v)   to the Senior Certificates and the
                                     Subordinate Certificates, any principal in accordance with the principal payment provisions described above under "Principal Paydown" in an amount necessary to maintain the applicable Overcollateralization Target Amount;

                               (vi)  to the Subordinate Certificates,
                                     sequentially, any remaining Allocated
                                     Realized Loss Amounts; (vii) an amount
                                     equal to any unpaid remaining Net WAC Rate
                                     Carryover Amounts with respect to the
                                     Senior and Subordinate Certificates to such Certificates first, PRO RATA, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

                                                 MORTGAGE LOAN STATISTICS
                                                   AS OF THE CUT-OFF DATE

                                                                                                MINIMUM             MAXIMUM
                                                                                                -------             -------
Scheduled Principal Balance                                 $770,875,753                        $14,982            $850,000
Average Scheduled Principal Balance                             $165,744
Number of Mortgage Loans                                           4,651

Weighted Average Gross Coupon                                     7.785%                         5.410%             12.290%
Weighted Average FICO Score                                          610                            492                 807
Weighted Average Combined Original LTV                            79.92%                          3.00%             100.00%

Weighted Average Original Term                                350 months                     120 months          360 months
Weighted Average Stated Remaining Term                        348 months                     117 months          360 months
Weighted Average Seasoning                                     1   month                     0   months          7   months

Weighted Average Gross Margin                                     5.825%                         2.000%              7.000%
Weighted Average Minimum Interest Rate                            7.607%                         5.000%             12.290%
Weighted Average Maximum Interest Rate                           13.555%                        10.410%             17.998%
Weighted Average Initial Rate Cap                                 2.753%                         2.000%              5.000%
Weighted Average Subsequent Rate Cap                              1.000%                         1.000%              1.000%
Weighted Average Months to Roll                               25  months                     18  months          59  months

Maturity Date                                                                               Oct  1 2015         Jan  1 2036
Maximum Zip Code Concentration                                     0.32%     33186

ARM                                                               86.84%
Fixed Rate                                                        13.16%

2/28 6 MO LIBOR                                                   55.10%     Alternative Documentation               16.38%
2/28 6 MO LIBOR 40/30 Balloon                                      8.04%     Full Documentation                      47.52%
2/28 6 MO LIBOR IO                                                14.90%     Lite Documentation                       0.03%
3/27 6 MO LIBOR                                                    1.96%     Stated Documentation                    36.03%
3/27 6 MO LIBOR 40/30 Balloon                                      1.12%     Streamline Documentation                 0.04%
3/27 6 MO LIBOR IO                                                 0.50%
5/25 6 MO LIBOR                                                    2.45%     Cash Out Refinance                      51.32%
5/25 6 MO LIBOR 40/30 Balloon                                      1.75%     Purchase                                43.38%
5/25 6 MO LIBOR IO                                                 1.02%     Rate/Term Refinance                      5.29%
Balloon 15/30                                                      5.11%
Fixed Rate                                                         7.30%     Condominium                              6.49%
Fixed Rate 40/30 Balloon                                           0.76%     Planned Unit Development                10.11%
                                                                             Single Family                           75.24%
Interest Only                                                     16.43%     Two-to-Four Family                       8.16%
Not Interest Only                                                 83.57%
                                                                             Investor                                 8.40%
Prepay Penalty:  N/A                                              24.36%     Primary                                 91.04%
Prepay Penalty:  6 months                                          0.05%     Second Home                              0.56%
Prepay Penalty: 12 months                                          6.08%
Prepay Penalty: 24 months                                         58.69%     Top 5 States:
Prepay Penalty: 36 months                                         10.83%     California                              21.87%
                                                                             Florida                                 16.58%
First Lien                                                        94.45%     Arizona                                  9.73%
Second Lien                                                        5.55%     Illinois                                 6.42%
                                                                             Texas                                    5.23%

                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
CURRENT PRINCIPAL BALANCE ($)        LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
        0.01 -    50,000.00           734       26,088,460.57       3.38%       10.078          237          91.38          618
   50,000.01 -   100,000.00           967       72,400,683.32       9.39%        9.029          314          83.63          605
  100,000.01 -   150,000.00           885      111,169,032.56      14.42%        8.032          346          79.95          605
  150,000.01 -   200,000.00           670      117,094,403.13      15.19%        7.661          357          77.92          609
  200,000.01 -   250,000.00           466      104,089,892.54      13.50%        7.636          359          78.83          606
  250,000.01 -   300,000.00           345       94,924,403.09      12.31%        7.440          359          78.44          606
  300,000.01 -   350,000.00           198       64,137,979.02       8.32%        7.407          359          79.09          616
  350,000.01 -   400,000.00           117       43,967,205.54       5.70%        7.374          359          79.07          616
  400,000.01 -   450,000.00            94       39,674,840.05       5.15%        7.309          359          80.77          627
  450,000.01 -   500,000.00            64       30,521,183.82       3.96%        7.270          359          77.75          611
  500,000.01 -   550,000.00            36       18,921,113.50       2.45%        7.290          359          80.51          633
  550,000.01 -   600,000.00            35       20,170,111.57       2.62%        7.269          358          78.65          621
  600,000.01 -   650,000.00            15        9,298,780.78       1.21%        7.605          359          83.52          625
  650,000.01 -   700,000.00             7        4,696,908.51       0.61%        6.620          359          85.69          638
  700,000.01 -   750,000.00            11        8,057,922.69       1.05%        6.905          358          75.16          588
  750,000.01 -   800,000.00             3        2,324,165.66       0.30%        7.419          358          90.04          592
  800,000.01 -   850,000.00             4        3,338,666.77       0.43%        6.867          359          82.19          604
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                               4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
CURRENT GROSS RATE (%)               LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
 5.000 - 5.499                          8        2,304,799.01       0.30%        5.458          359          69.75          629
 5.500 - 5.999                         91       24,098,608.75       3.13%        5.806          359          74.59          644
 6.000 - 6.499                        245       67,352,891.71       8.74%        6.301          359          75.27          630
 6.500 - 6.999                        546      130,441,780.31      16.92%        6.771          359          77.59          625
 7.000 - 7.499                        616      130,350,432.84      16.91%        7.262          358          77.25          615
 7.500 - 7.999                        789      154,278,829.96      20.01%        7.744          357          79.19          611
 8.000 - 8.499                        448       77,712,708.64      10.08%        8.243          357          80.14          595
 8.500 - 8.999                        436       66,825,866.83       8.67%        8.738          357          82.11          589
 9.000 - 9.499                        323       36,751,140.92       4.77%        9.213          338          85.11          585
 9.500 - 9.999                        359       32,210,658.99       4.18%        9.778          331          85.45          577
10.000 -10.499                        263       19,398,219.87       2.52%       10.218          269          91.79          606
10.500 -10.999                        243       14,111,667.65       1.83%       10.623          236          94.00          606
11.000 -11.499                        128        6,830,870.14       0.89%       11.193          204          98.02          614
11.500 -11.999                        127        6,839,162.92       0.89%       11.727          203          97.51          596
12.000 -12.499                         29        1,368,114.58       0.18%       12.129          194          97.54          589
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                               4,651      770,875,753.12     100.00%        7.785          348          79.92          610

                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
FICO                                 LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
475-499                                 1          239,863.82       0.03%        8.817          359          80.00          492
500-524                               254       44,731,943.05       5.80%        8.375          358          70.36          513
525-549                               443       73,218,730.20       9.50%        8.296          358          75.42          538
550-574                               529       95,576,387.09      12.40%        8.060          358          78.66          562
575-599                               770      119,420,102.09      15.49%        7.841          347          79.99          587
600-624                               949      140,425,744.93      18.22%        7.736          342          81.92          612
625-649                               712      118,639,336.75      15.39%        7.537          345          81.38          637
650-674                               480       82,842,488.03      10.75%        7.451          344          81.85          661
675-699                               253       46,660,791.88       6.05%        7.496          342          82.45          687
700+                                  260       49,120,365.28       6.37%        7.380          346          82.71          732
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                               4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
COMBINED ORIGINAL LTV (%)            LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
  0.01- 49.99                         107       14,246,784.76       1.85%        7.345          349          39.77          586
 50.00- 54.99                          61        9,502,225.10       1.23%        7.560          355          52.53          569
 55.00- 59.99                          66       12,289,863.25       1.59%        7.167          357          57.34          585
 60.00- 64.99                         137       26,350,005.29       3.42%        7.236          358          62.82          566
 65.00- 69.99                         182       35,447,232.79       4.60%        7.360          357          67.00          572
 70.00- 74.99                         263       47,230,336.93       6.13%        7.381          358          71.79          590
 75.00- 79.99                         384       73,241,968.02       9.50%        7.553          358          76.69          591
 80.00                              1,493      306,845,354.88      39.80%        7.411          358          80.00          627
 80.01- 84.99                          75       18,203,887.81       2.36%        7.839          358          83.55          604
 85.00- 89.99                         331       61,911,960.65       8.03%        8.109          358          85.73          598
 90.00- 94.99                         645      107,204,997.62      13.91%        8.231          358          90.11          615
 95.00- 99.99                         105       16,277,294.63       2.11%        8.622          342          95.32          624
100.00                                802       42,123,841.39       5.46%       10.485          188         100.00          639
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                               4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
ORIGINAL TERM (MONTHS)               LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
120                                     4          181,814.81       0.02%        7.731          117          58.30          620
180                                   827       42,634,327.40       5.53%       10.448          178          98.00          637
240                                    45        2,433,721.06       0.32%        9.802          238          93.38          620
300                                     5          470,492.29       0.06%        7.447          298          54.93          636
360                                 3,770      725,155,397.56      94.07%        7.622          359          78.83          609
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                               4,651      770,875,753.12     100.00%        7.785          348          79.92          610

                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
STATED REMAINING TERM (MONTHS)       LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
 61-120                                  4          181,814.81       0.02%        7.731          117          58.30          620
121-180                                827       42,634,327.40       5.53%       10.448          178          98.00          637
181-240                                 45        2,433,721.06       0.32%        9.802          238          93.38          620
241-300                                  5          470,492.29       0.06%        7.447          298          54.93          636
301-360                              3,770      725,155,397.56      94.07%        7.622          359          78.83          609
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
DEBT RATIO (%)                       LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
 0.01 -20.00                           211       31,411,523.22       4.07%        7.815          349          79.85          618
20.01 -25.00                           206       29,014,244.62       3.76%        7.883          349          79.05          607
25.01 -30.00                           367       51,433,724.84       6.67%        7.801          348          78.60          609
30.01 -35.00                           555       81,144,885.97      10.53%        7.819          349          79.29          608
35.01 -40.00                           836      141,185,941.40      18.32%        7.772          348          79.87          606
40.01 -45.00                         1,093      188,174,921.09      24.41%        7.765          347          80.47          616
45.01 -50.00                         1,105      195,347,452.78      25.34%        7.785          347          80.46          617
50.01 -55.00                           278       53,163,059.20       6.90%        7.748          357          78.86          579
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
FRM/ARM                              LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
ARM                                  3,411      669,424,719.13      86.84%        7.612          359          79.10          608
Fixed Rate                           1,240      101,451,033.99      13.16%        8.926          279          85.31          625
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
PRODUCT                              LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
2/28 6 MO LIBOR                      2,398      424,743,807.96      55.10%        7.850          359          78.74          591
2/28 6 MO LIBOR 40/30 Balloon          268       61,960,587.22       8.04%        7.098          359          78.26          639
2/28 6 MO LIBOR IO                     401      114,863,396.07      14.90%        7.117          359          81.59          642
3/27 6 MO LIBOR                         84       15,113,645.39       1.96%        7.836          359          79.33          607
3/27 6 MO LIBOR 40/30 Balloon           42        8,620,427.18       1.12%        7.149          359          79.18          634
3/27 6 MO LIBOR IO                      16        3,874,212.18       0.50%        7.198          359          78.72          666
5/25 6 MO LIBOR                        111       18,875,816.43       2.45%        7.692          359          75.77          611
5/25 6 MO LIBOR 40/30 Balloon           62       13,485,776.53       1.75%        7.182          359          79.34          637
5/25 6 MO LIBOR IO                      29        7,887,050.17       1.02%        6.827          359          76.25          662
Balloon 15/30                          763       39,364,010.11       5.11%       10.576          179          99.83          638
Fixed Rate                             453       56,244,313.41       7.30%        7.917          341          75.69          613
Fixed Rate 40/30 Balloon                24        5,842,710.47       0.76%        7.524          358          80.20          654
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
INTEREST ONLY                        LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
Interest Only                          446      126,624,658.42      16.43%        7.101          359          81.17          644
Not Interest Only                    4,205      644,251,094.70      83.57%        7.919          346          79.67          604
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
PREPAYMENT                            # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
PENALTY ORIGINAL TERM                LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
Prepay Penalty:  N/A                 1,236      187,771,155.83      24.36%        8.229          343          79.88          609
Prepay Penalty:  6 months                6          380,519.06       0.05%        9.251          359          84.02          580
Prepay Penalty: 12 months              205       46,841,342.41       6.08%        7.620          356          77.82          612
Prepay Penalty: 24 months            2,674      452,422,049.17      58.69%        7.654          349          80.41          609
Prepay Penalty: 36 months              530       83,460,686.65      10.83%        7.582          349          78.50          619
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
LIEN                                 LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
First Lien                           3,814      728,095,056.81      94.45%        7.621          358          78.75          609
Second Lien                            837       42,780,696.31       5.55%       10.564          183          99.80          637
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
DOCUMENTATION TYPE                   LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
Alternative Documentation              764      126,293,883.26      16.38%        7.486          348          78.80          616
Full Documentation                   2,483      366,308,752.05      47.52%        7.752          346          81.55          600
Lite Documentation                       2          239,334.42       0.03%        7.884          359          79.31          567
Stated Documentation                 1,399      277,742,065.49      36.03%        7.964          351          78.27          622
Streamline Documentation                 3          291,717.90       0.04%        7.116          357          96.08          697
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
LOAN PURPOSE                         LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
Cash Out Refinance                   1,998      395,647,664.61      51.32%        7.648          355          76.31          594
Purchase                             2,372      334,417,281.70      43.38%        7.945          341          84.13          630
Rate/Term Refinance                    281       40,810,806.81       5.29%        7.795          345          80.34          605
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610

                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
PROPERTY TYPE                        LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
Condominium                            318       50,022,747.34       6.49%        7.779          343          81.92          634
Planned Unit Development               434       77,972,446.38      10.11%        7.826          342          82.42          604
Single Family                        3,603      579,987,527.01      75.24%        7.782          349          79.38          607
Two-to-Four Family                     296       62,893,032.39       8.16%        7.759          353          80.18          633
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
OCCUPANCY STATUS                     LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
Investor                               452       64,748,849.24       8.40%        8.184          358          82.72          639
Primary                              4,175      701,835,350.46      91.04%        7.749          347          79.65          608
Second Home                             24        4,291,553.42       0.56%        7.618          354          81.68          639
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610

                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
STATE                                LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
Alabama                                 62        4,905,508.30       0.64%        8.990          346          86.89          582
Arizona                                433       75,037,962.15       9.73%        7.770          346          81.04          601
Arkansas                                15        1,368,076.90       0.18%        8.791          354          86.70          580
California                             606      168,625,227.63      21.87%        7.273          346          79.29          623
Colorado                               110       16,887,558.88       2.19%        8.028          345          84.51          599
Connecticut                             39        5,789,954.58       0.75%        7.788          345          79.98          606
Delaware                                 9        1,422,817.13       0.18%        8.606          359          80.80          548
District of Columbia                    13        2,809,310.50       0.36%        7.596          346          76.38          589
Florida                                761      127,797,527.96      16.58%        7.705          350          79.31          620
Georgia                                121       14,816,840.54       1.92%        8.345          347          84.01          616
Hawaii                                  24        7,043,984.09       0.91%        7.708          343          76.90          618
Idaho                                    8        1,817,177.04       0.24%        7.106          352          68.98          564
Illinois                               278       49,482,265.39       6.42%        8.122          351          80.81          609
Indiana                                 36        2,712,805.81       0.35%        8.779          355          85.96          602
Iowa                                     8          750,753.07       0.10%        9.307          347          86.91          580
Kansas                                  16        1,483,315.03       0.19%        8.329          359          78.27          586
Kentucky                                29        3,070,141.02       0.40%        8.245          354          82.59          591
Louisiana                               25        2,117,533.45       0.27%        8.112          328          80.64          623
Maine                                    4          418,400.64       0.05%        8.028          343          85.28          697
Maryland                                91       17,056,570.14       2.21%        8.018          351          78.48          587
Massachusetts                           41        8,802,339.31       1.14%        7.991          351          77.05          603
Michigan                               165       15,044,631.43       1.95%        8.618          350          83.85          590
Minnesota                               69       12,012,913.66       1.56%        7.371          357          78.62          600
Mississippi                             58        4,284,908.78       0.56%        8.446          336          84.97          613
Missouri                               140       12,472,563.66       1.62%        8.695          350          83.61          586
Montana                                  5          678,627.93       0.09%        8.178          349          85.54          574
Nebraska                                 1           85,916.20       0.01%       10.100          358          90.00          538
Nevada                                  46        8,309,074.99       1.08%        7.475          346          78.66          624
New Hampshire                            9        1,708,218.19       0.22%        8.252          352          82.54          613
New Jersey                             150       34,489,688.49       4.47%        7.732          355          74.98          607
New Mexico                               9        1,165,899.55       0.15%        8.504          335          85.14          661
New York                               122       33,702,229.85       4.37%        7.744          355          75.70          612
North Carolina                          78        8,376,335.04       1.09%        8.233          348          83.26          609
Ohio                                   138       12,348,402.50       1.60%        8.218          346          83.61          604
Oklahoma                                34        2,715,796.35       0.35%        8.193          343          82.29          607
Oregon                                  46        7,459,030.00       0.97%        7.514          344          81.92          611
Pennsylvania                           100       11,744,248.23       1.52%        8.198          357          81.82          602
Rhode Island                            17        3,093,053.71       0.40%        7.134          354          75.56          641
South Carolina                          28        2,946,888.28       0.38%        9.284          353          84.61          572
South Dakota                             1          195,300.00       0.03%        7.960          359          70.00          642
Tennessee                               37        3,204,472.25       0.42%        8.323          359          81.45          600
Texas                                  391       40,303,549.23       5.23%        8.184          343          80.91          600
Utah                                    56        6,457,192.95       0.84%        7.837          338          82.43          595
Vermont                                  2          124,842.06       0.02%        8.383          322          84.00          646
Virginia                                84       15,991,615.69       2.07%        7.604          353          76.60          610
Washington                              96       14,370,438.44       1.86%        7.612          343          81.11          608
West Virginia                            5          433,809.35       0.06%        8.845          309          73.50          614
Wisconsin                               34        2,892,587.75       0.38%        8.711          348          79.85          595
Wyoming                                  1           47,449.00       0.01%       10.550          178         100.00          623
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
GROSS MARGIN (%)                     LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
 2.000 - 2.499                           1          461,600.00       0.07%        7.350          359          80.00          601
 3.500 - 3.999                           3          338,225.76       0.05%        7.411          356          90.78          657
 4.000 - 4.499                           1          196,726.25       0.03%        7.844          358          72.96          515
 5.000 - 5.499                         275       58,102,448.87       8.68%        7.582          359          79.83          630
 5.500 - 5.999                       1,664      344,077,114.30      51.40%        7.294          359          77.68          624
 6.000 - 6.499                         928      182,765,209.89      27.30%        7.701          359          79.40          588
 6.500 - 6.999                         505       79,222,601.25      11.83%        8.709          359          83.76          572
 7.000 - 7.499                          34        4,260,792.81       0.64%        9.505          358          83.74          573
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                3,411      669,424,719.13     100.00%        7.612          359          79.10          608


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
MINIMUM INTEREST RATE (%)            LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
 5.000 - 5.499                          15        3,256,221.94       0.49%        6.125          358          78.24          642
 5.500 - 5.999                          92       24,306,504.58       3.63%        5.808          359          74.64          644
 6.000 - 6.499                         244       67,124,759.44      10.03%        6.305          359          75.25          630
 6.500 - 6.999                         525      125,941,093.57      18.81%        6.773          359          77.68          625
 7.000 - 7.499                         514      112,570,532.28      16.82%        7.257          359          77.82          613
 7.500 - 7.999                         642      130,449,902.51      19.49%        7.744          359          79.85          610
 8.000 - 8.499                         379       70,030,253.87      10.46%        8.249          359          80.94          594
 8.500 - 8.999                         405       63,827,281.27       9.53%        8.736          359          81.95          587
 9.000 - 9.499                         232       30,757,876.14       4.59%        9.208          359          83.48          570
 9.500 - 9.999                         223       26,309,197.49       3.93%        9.747          359          82.90          565
10.000 -10.499                          78        9,071,743.70       1.36%       10.218          359          83.50          559
10.500 -10.999                          43        4,021,740.01       0.60%       10.684          359          80.22          549
11.000 -11.499                           8          799,195.97       0.12%       11.226          359          85.71          571
11.500 -11.999                          10          881,437.02       0.13%       11.833          359          81.03          533
12.000 -12.499                           1           76,979.34       0.01%       12.290          359          70.00          522
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                3,411      669,424,719.13     100.00%        7.612          359          79.10          608


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
MAXIMUM INTEREST RATE (%)            LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
10.000 -10.499                           2          631,767.22       0.09%        5.438          359          80.00          633
10.500 -10.999                           8        2,307,416.85       0.34%        5.780          359          75.40          668
11.000 -11.499                          29        7,383,678.02       1.10%        6.060          359          73.85          644
11.500 -11.999                         131       30,469,554.44       4.55%        6.070          359          74.90          640
12.000 -12.499                         249       68,347,531.09      10.21%        6.404          359          75.18          630
12.500 -12.999                         513      124,729,695.88      18.63%        6.833          359          77.77          625
13.000 -13.499                         500      108,057,585.80      16.14%        7.278          359          78.10          612
13.500 -13.999                         618      125,141,606.43      18.69%        7.759          359          79.95          608
14.000 -14.499                         374       68,680,088.53      10.26%        8.259          359          80.94          593
14.500 -14.999                         403       63,208,760.51       9.44%        8.745          359          82.31          588
15.000 -15.499                         226       30,153,355.91       4.50%        9.212          359          83.46          569
15.500 -15.999                         224       26,510,393.49       3.96%        9.772          359          82.83          564
16.000 -16.499                          78        8,932,804.66       1.33%       10.221          359          83.67          560
16.500 -16.999                          38        3,164,276.89       0.47%       10.681          359          80.22          551
17.000 -17.499                           9          876,175.31       0.13%       11.320          359          84.33          567
17.500 -17.999                           9          830,028.10       0.12%       11.848          359          80.79          532
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                3,411      669,424,719.13     100.00%        7.612          359          79.10          608


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
INITIAL PERIODIC RATE CAP (%)        LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
2.000                                1,204      242,399,833.15      36.21%        7.603          359          77.35          614
3.000                                2,016      388,396,120.72      58.02%        7.647          359          80.41          602
5.000                                  191       38,628,765.26       5.77%        7.312          359          77.01          630
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                3,411      669,424,719.13     100.00%        7.612          359          79.10          608


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
SUBSEQUENT PERIODIC RATE CAP (%)     LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
1.000                                3,411      669,424,719.13     100.00%        7.612          359          79.10          608
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                3,411      669,424,719.13     100.00%        7.612          359          79.10          608


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
NEXT RATE CHANGE DATE                LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
07/01/07                                 1          195,751.85       0.03%        6.667          354          80.00          592
08/01/07                                 6        1,058,344.59       0.16%        7.094          355          83.42          598
09/01/07                                45        7,721,680.40       1.15%        7.407          356          79.04          601
10/01/07                                88       15,707,234.61       2.35%        7.808          357          81.51          599
11/01/07                               577      108,823,683.23      16.26%        7.618          358          80.46          597
12/01/07                             2,344      467,167,851.57      69.79%        7.634          359          78.86          608
01/01/08                                 6          893,245.00       0.13%        8.507          360          80.01          592
08/01/08                                 1           98,627.16       0.01%        7.490          355          90.00          661
10/01/08                                 3          440,439.71       0.07%        7.834          357          73.36          604
11/01/08                                 5        1,296,727.27       0.19%        8.172          358          81.10          545
12/01/08                               133       25,772,490.61       3.85%        7.495          359          79.16          628
09/01/10                                 1          116,647.65       0.02%        7.475          356          90.00          632
11/01/10                                12        2,106,875.60       0.31%        7.900          358          76.45          610
12/01/10                               189       38,025,119.88       5.68%        7.321          359          77.06          631
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                3,411      669,424,719.13     100.00%        7.612          359          79.10          608


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
ORIGINATOR                           LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
AAMES                                1,837      325,744,580.83      42.26%        7.652          353          77.57          618
FINANCE AMERICA                      2,814      445,131,172.29      57.74%        7.882          345          81.64          605
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
SERVICER                             LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
LITTON                               4,651      770,875,753.12     100.00%        7.785          348          79.92          610
--------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
INTEREST ONLY TERM (MONTHS)          LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
0                                    4,205      644,251,094.70      83.57%        7.919          346          79.67          604
60                                     446      126,624,658.42      16.43%        7.101          359          81.17          644
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610


                                                                                            WEIGHTED
                                                                               WEIGHTED      AVERAGE       WEIGHTED
                                                                    PCT BY      AVERAGE       STATED        AVERAGE     WEIGHTED
                                      # OF   CURRENT PRINCIPAL   CURR PRIN        GROSS    REMAINING       COMBINED      AVERAGE
SILENT SECOND FLAG                   LOANS             BALANCE         BAL       COUPON         TERM       ORIG LTV         FICO
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
No Silent Second                     3,080      484,260,399.71      62.82%        7.998          342          79.65          597
Silent Second                        1,571      286,615,353.41      37.18%        7.424          359          80.37          633
-------------------------------- --------- ------------------- ----------- ------------ ------------ -------------- ------------
TOTAL                                4,651      770,875,753.12     100.00%        7.785          348          79.92          610